                                                                   EXHIBIT 12.03
CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                              YEAR ENDED DECEMBER 31,                                SIX MONTHS
                                                                                                                      JUNE 30,
EXCLUDING INTEREST ON DEPOSITS:                   1997       1996       1995       1994       1993                 1998       1997
                                                -------    -------    -------    -------    -------              -------    -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    14,911     12,362     13,488     13,532     13,145                8,232      6,851
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252                  145        138
                                                -------    -------    -------    -------    -------              -------    -------
        TOTAL FIXED CHARGES                      15,212     12,644     13,763     13,834     13,397                8,377      6,989
                                                -------    -------    -------    -------    -------              -------    -------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911                7,050      6,035
     OTHER                                         --            1       --         --         (126)                --         --
     FIXED CHARGES                               15,212     12,644     13,763     13,834     13,397                8,377      6,989
                                                -------    -------    -------    -------    -------              -------    -------
        TOTAL INCOME                             25,962     23,732     22,677     19,490     19,182               15,427     13,024
                                                -------    -------    -------    -------    -------              -------    -------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                1.71       1.88       1.65       1.41       1.43                 1.84       1.86
                                                -------    -------    -------    -------    -------              -------    -------
INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
     INTEREST EXPENSE                            24,524     21,336     22,390     22,528     22,942               13,637     11,501
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252                  145        138
                                                -------    -------    -------    -------    -------              -------    -------
        TOTAL FIXED CHARGES                      24,825     21,618     22,665     22,830     23,194               13,782     11,639
                                                -------    -------    -------    -------    -------              -------    -------

INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911                7,050      6,035
     OTHER                                         --            1       --         --         (126)                --         --
     FIXED CHARGES                               24,825     21,618     22,665     22,830     23,194               13,782     11,639
                                                -------    -------    -------    -------    -------              -------    -------
        TOTAL INCOME                             35,575     32,706     31,579     28,486     28,979               20,832     17,674
                                                -------    -------    -------    -------    -------              -------    -------
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                1.43       1.51       1.39       1.25       1.25                 1.51       1.52
                                                -------    -------    -------    -------    -------              -------    -------

(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                 YEAR ENDED DECEMBER 31,                             SIX MONTHS
                                                                                                                      JUNE 30,
EXCLUDING INTEREST ON DEPOSITS:                   1997       1996       1995       1994       1993                1998       1997
                                                -------    -------    -------    -------    -------             -------    -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    14,911     12,362     13,488     13,532     13,145               8,232      6,851
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252                 145        138
     DIVIDENDS--PREFERRED STOCK                     433        505        800        704        589                 188        226
                                                -------    -------    -------    -------    -------             -------    -------
        TOTAL FIXED CHARGES                      15,645     13,149     14,563     14,538     13,986               8,565      7,215
                                                -------    -------    -------    -------    -------             -------    -------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911               7,050      6,035
     OTHER                                         --            1       --         --         (126)               --         --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         15,212     12,644     13,763     13,834     13,397               8,377      6,989
                                                -------    -------    -------    -------    -------             -------    -------
        TOTAL INCOME                             25,962     23,732     22,677     19,490     19,182              15,427     13,024
                                                -------    -------    -------    -------    -------             -------    -------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                1.66       1.80       1.56       1.34       1.37                1.80       1.81
                                                -------    -------    -------    -------    -------             -------    -------
INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
     INTEREST EXPENSE                            24,524     21,336     22,390     22,528     22,942              13,637     11,501
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302        252                 145        138
     DIVIDENDS--PREFERRED STOCK                     433        505        800        704        589                 188        226
                                                -------    -------    -------    -------    -------             -------    -------
        TOTAL FIXED CHARGES                      25,258     22,123     23,465     23,534     23,783              13,970     11,865
                                                -------    -------    -------    -------    -------             -------    -------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656      5,911               7,050      6,035
     OTHER                                         --            1       --         --         (126)               --         --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         24,825     21,618     22,665     22,830     23,194              13,782     11,639
                                                -------    -------    -------    -------    -------             -------    -------
        TOTAL INCOME                             35,575     32,706     31,579     28,486     28,979              20,832     17,674
                                                -------    -------    -------    -------    -------             -------    -------
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                1.41       1.48       1.35       1.21       1.22                1.49       1.49
                                                -------    -------    -------    -------    -------             -------    -------
